SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                FORM 8-K


                      Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): October 17, 1996



                         AUDIOVOX CORPORATION
         (Exact name of registrant as specified in its charter)



         DELAWARE                1-9532          13-1964841
(State or other jurisdiction  (Commission     (I.R.S. Employer
 of Incorporation or           File Number)    Identification
 organization)                                      Number)



150 Marcus Boulevard, Hauppauge, New York          11788
(Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code:(516) 231-7750



                                NONE
(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events
      On October 17, 1996, Audiovox Corporation (the "Company") announced that it has authorized an exchange offer for its 6 1/4% Convertible Subordinated Debentures due 2001 ("Debentures") for Class
A Common Stock. The Company set an exchange ratio of 165 shares of Common Stock for each $1,000 principal amount of the Debentures. There are $65 Million of Debentures oustanding. Depending on participation in the exchange offer, up to 10,725,000 shares could be issued.
      Holders of the Debentures have the right to exchange the Debentures for common stock of Audiovox no later than November 19, 1996, unless the offer is extended. The Exchange Offer is subject to certain conditions, including, among others, approval by the shareholders of the Company of the issuance of the Class A Common Stock necessary to effect the Exchange Offer.
Item 7.    Exhibits.
1.    Press release dated October 17, 1996.

                             SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on it behalf by the undersigned hereunto duly authorized.
                                   AUDIOVOX CORPORATION


Dated:  October 18, 1996           By:s/Charles M. Stoehr
                                      Charles M. Stoehr
                                      Senior Vice President and
                                      Chief Financial Officer

FOR IMMEDIATE RELEASE           Michael Stoehr
                                Audiovox Corporation
                                (516) 231-7750

                                Joseph Kist
                                Edelman Financial
                                (212) 704-8239

 AUDIOVOX TO EXCHANGE 6 1/4% CONVERTIBLE SUBORDINATED DEBENTURES AS
                PART OF LONG-TERM FINANCIAL STRATEGY

HAUPPAUGE, New York, October 17, 1996 -- Audiovox Corporation (AMEX:
VOX) today announced that is has authorized an Exchange Offer for its $65 million outstanding of 6 1/4% Convertible Subordinated Debentures due 2001 for Class A Common Stock.

The Company set an exchange ratio of 165 shares of Common Stock for each $1,000 principal amount of the Debentures. The total number of shares issued could be up to 10,725,000, depending on participation in the Exchange Offer. Accrued interest through the exchange acceptance date will be paid in cash.

Holders of the Debentures have the right to exchange the Debentures for Common Stock of Audiovox no later than November 19, 1996, unless the offer is extended. The Exchange Offer is subject to certain conditions, including, among others, approval by the shareholders of the Company of the issuance of the Class A Common Stock necessary to effect the Exchange Offer. A special meeting to be called to vote upon issuance of the Class A Common Stock is tentatively scheduled for November 19, 1996. However, the proxy materials to be mailed to shareholders in connection with the special meeting is subject to review by the Securities and Exchange Commission, and, accordingly, the date of the special meeting (and, consequently, the expiration date of the Exchange Offer) may be delayed beyond November 19, 1996. The Board of Directors has fixed the close of business on October 21, 1996, as the record date for determining the shareholders entitled to notice of and to vote at the special meeting or any adjournments thereof.

John J. Shalam, majority shareholder, has indicated he will vote his shares in favor of the Offer.

The Company indicated that it believes that the Exchange Offer is an important part of Audiovox's long-term strategy to improve financial strength and meet growth objectives. The Company further stated that regardless of the outcome of the offering, it believes the Company remains well-positioned financially, operationally and strategically to grow.

As a result of the accounting treatment of this transaction, if the transaction is consummated, the Company could report a substantial non-cash charge to its income statement and an increase to its paid-in-capital to its balance sheet.

This press release shall not constitute an offer to sell, exchange or redeem or the solicitation of any offer to buy, exchange or redeem, or the solicitation of a proxy, nor shall there be any exchange of these securities in any state in which such offer or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state. The Exchange Offer may be made only by means of an offering circular, and the solicitation of proxies may only be made by means of a definitive proxy statement.

Audiovox Corporation markets cellular telephones and accessories, automotive aftermarket sound and security equipment, as well as other aftermarket automotive accessories.